                                                                    EXHIBIT 99.1

                                 [CUMULUS LOGO]

           For Release 4:05 PM Eastern Time, Tuesday February 17, 2004

                               CUMULUS MEDIA INC.

                   CUMULUS REPORTS FOURTH QUARTER 2003 RESULTS

         ATLANTA, GA, February 17, 2004 - Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three and twelve months ended December 31, 2003.

         Lew Dickey, Chairman, President and Chief Executive Officer, commented, "Our investment in our local sales effort continued to pay off for us in the fourth quarter. We captured revenue share and performed well in a difficult revenue environment."

         Historical results are attached. Historical or "as reported" financial data of Cumulus Media Inc. are not comparable from year to year because of the acquisition of radio stations by the Company during the periods covered. Financial highlights (in thousands, except per share data and percentages) are as follows:


                                              THREE MONTHS ENDED                          TWELVE MONTHS ENDED
                                                 DECEMBER 31,                  %               DECEMBER 31,                 %
                                             2003             2002          CHANGE        2003             2002           CHANGE
                                           --------         --------        ------      --------         --------         -------
AS REPORTED:
Net revenues                               $ 74,911         $ 70,753          5.9%      $281,971         $252,597          11.6%
Station operating expenses                   47,640           43,922          8.5%       179,536          159,766          12.4%
Station Operating Income (1)                 27,271           26,831          1.6%       102,435           92,831          10.3%
Station Operating Income margin (2)            36.4%            37.9                        36.3%            36.8%
Adjusted EBITDA (3)                          23,878           23,568          1.3%        89,061           79,121          12.6%

Free Cash Flow (4)                         $ 15,625         $ 11,378         37.3%      $ 55,046         $ 26,656         106.5%

SAME STATION RESULTS: (5)
Net revenue                                $ 55,759         $ 54,803          1.7%      $213,542         $209,930           1.7%
Station Operating Income (1)                 19,442           19,442           --         73,838           73,318           0.7%
Station Operating Income margin (2)            34.9%            35.5%                       34.6%            34.9%

PRO FORMA RESULTS: (6)
Net revenue                                $ 74,252         $ 74,241           --       $284,515         $283,995           0.2%
Station Operating Income (1)                 27,079           27,891         -2.9%       103,253          102,760           0.5%
Station Operating Income margin (2)            36.5%            37.6%        36.3%          36.2%
Adjusted EBITDA (3)                          23,686           24,628         -3.8%        89,879           89,050           0.9%
Adjusted EBITDA margin (7)                     31.9%            33.2%                       31.6%            31.4%

(1) Station Operating Income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges. Station Operating Income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). Please see the attached table for a reconciliation of this measure to operating income, the most directly comparable GAAP financial measure.

(2) Station Operating Income margin is defined as Station Operating Income as a percentage of net revenues.

(3) Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges. Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of this measure to operating income, the most directly comparable GAAP financial measure.

(4) Free Cash Flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance/investment capital expenditures. Free Cash Flow is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of Free Cash Flow to operating income, the most directly comparable GAAP financial measure.

(5) Same station results include the 220 stations in 46 markets owned and operated since January 1, 2002.

(6) Pro forma results include the results of i) all acquisitions entered into during the period that were operated under the terms of local marketing agreements; and ii) all acquisitions and dispositions consummated during the period, as if such acquisitions and dispositions were completed at the beginning of each period presented and exclude the results of Broadcast Software International. As of December 31, 2003, the pro forma totals include the results of 268 stations in 55 markets.

(7) Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net revenues.

RESULTS OF OPERATIONS

         Three Months Ended December 31, 2003 Compared to Three Months Ended December 31, 2002

         Net revenues for the fourth quarter of 2003 increased $4.2 million to $74.9 million, a 5.9% increase from the fourth quarter of 2002, primarily as a result of revenues associated with station acquisitions completed subsequent to December 31, 2002 and stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2002. Station operating expenses increased $3.7 million to $47.6 million, an increase of 8.5% over the fourth quarter of 2002, primarily as a result of expenses associated with station acquisitions completed subsequent to December 31, 2002 and stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2002. Station Operating Income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges) increased $0.4 million to $27.3 million, an increase of 1.6% from the fourth quarter of 2002, for the reasons discussed above.

         On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions and dispositions completed during the period as if each were operated from or consummated at the beginning of the periods presented, excluding the results of operations of two stations serving Kansas City, MO acquired on December 18, 2003, and excluding the results of Broadcast Software International, net revenues for the fourth quarter of 2003 increased marginally to $74.3 million from the fourth quarter of 2002. Pro forma Station Operating Income (defined as operating income (loss) before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges; and with the same exclusions) decreased $0.8 million to $27.1 million, a decrease of 2.9% from the fourth quarter of 2002.

         Interest expense decreased by $3.0 million or 36.9% to $5.1 million for the three months ended December 31, 2003 as compared with $8.1 million in the prior period. The higher levels of interest expense in the prior year were primarily due to the Company's then outstanding 10 3/8% Senior Subordinated Notes due 2008 (the "Notes"). As of July 2003 the Company had redeemed all of the Notes, which contributed to lower interest expense during the current quarter.

         Income tax expense totaled $7.6 million for the three months ended December 31, 2003 as compared with $3.7 million in the prior period. Income tax expense during the current year is comprised of $6.1 million recorded to establish valuation allowances against net operating loss carry-forwards generated during the period and $1.5 million recorded to reserve for potential state income tax liabilities as a result of changes in certain state tax laws.

         Excluding the $1.5 million charge recorded to reserve for potential state income tax liabilities, as discussed above, diluted income per common share would have been $0.09 for the current period. On an as-reported basis, diluted income per common share for the three months ended December 31, 2003 was $0.07 per common share versus a loss per common share of $(0.03) in the prior year.

         Twelve Months Ended December 31, 2003 Compared to Twelve Months Ended December 31, 2002

         Net revenues for the twelve months ended December 31, 2003 increased $29.4 million to $282.0 million, an 11.6% increase from 2002, primarily as a result of revenues associated with 1) station acquisitions completed at the end of Q1 2002, 2) station acquisitions completed subsequent to December 31, 2002, and 3) stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2002. Station operating expenses increased $19.8 million to $179.5 million, an increase of 12.4% over 2002, primarily as a result of expenses associated with 1) station acquisitions completed at the end of Q1 2002, 2) station acquisitions completed subsequent to December 31, 2002, and 3) stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2002. Station Operating Income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges) increased $9.6 million to $102.4 million, an increase of 10.3% from 2002, for the reasons discussed above.

         On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions completed during the year as if each were operated from or consummated at the beginning of the periods presented, excluding the results of operations of two stations serving Kansas City, Missouri acquired on December 18, 2003, and excluding the results of Broadcast Software International, net revenues for the twelve months ended December 31, 2003 increased $0.5 million to $284.5 million, an increase of 0.2% from 2002. Pro forma Station Operating Income (defined as operating income (loss) before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges; and with the same exclusions) increased $0.5 million to $103.3 million, an increase of 0.5% from 2002.

         Interest expense decreased by $9.1 million or 28.8% to $22.6 million for the twelve months ended December 31, 2003 as compared with $31.7 million in the prior year. This decrease was primarily due to lower interest expense associated with lower outstanding levels of the Notes during the current year, as well as the redemption of all outstanding Notes as of July 2003.

         The Company recognized losses on the early extinguishment of debt of $15.2 million for the twelve months ended December 31, 2003. Losses in the current year relate to 1) the redemption of $13.7 million of the Notes in July 2003, 2) the repurchase of $30.1 million of the Notes, 3) the redemption of $88.8 million of the Notes as part of a tender offer and consent solicitation completed in April 2003 and 4) the retirement of the Company's existing $175.0 million eight-year term loan facility in connection with refinancing activities also completed in April 2003. Related to the July 2003 redemption of $13.7 million of the Notes, the Company paid $0.7 million in redemption premiums and wrote-off $0.3 million of debt issuance costs. Related to the open market repurchases of $30.1 million of the Notes, the Company paid $2.4 million in redemption premiums and wrote-off $0.7 million of debt issuance costs. In connection with the tender offer and the redemption of the Notes, the Company paid $6.0 million in redemption premiums, $0.2 million in professional fees and wrote-off $2.0 million of previously capitalized debt issuance costs. Related to the extinguishment of the Company's $175.0 million eight-year term loan, the Company paid $1.5 million in professional fees and wrote-off $1.4 million of previously capitalized debt issuance costs. Losses on the early extinguishment of debt in the prior year were comprised of a $6.3 million loss as a result of the syndication and arrangement of a new credit facility and related retirement and write-off of debt issuance costs related to the pre-existing credit facility and a $2.8 million extinguishment loss recorded in connection with the repurchase of $27.4 million in aggregate principal of the Notes.

         Income tax expense decreased $51.7 million to $24.7 million during the twelve months ended December 31, 2003, as compared with $76.4 million during the prior year. Tax expense incurred in the current year, comprised entirely of deferred tax expense, was recorded to establish valuation allowances against net operating loss carry-forwards generated during the period. Tax expense in the prior year was comprised primarily of a non-cash charge recognized to establish a valuation allowance against the Company's deferred tax assets upon the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

         Net income for the twelve months ended December 31, 2003 totaled $5.0 million for the reasons discussed. The reported net loss in the prior year totaled $(92.8) million for the reasons discussed above and due to a $41.7 million after-tax loss incurred in the prior year related to the cumulative effect of a change in accounting principle as a result of adopting SFAS No. 142.

         Preferred stock dividends and accretion of discount decreased $25.4 million to $1.9 million for the twelve months ended December 31, 2003 as compared with $27.3 million during the prior year. This decrease was attributable to lower accrued dividends for the period as compared with the prior year due to fewer outstanding shares of the issue and redemption premiums paid during the prior year in connection with certain repurchases of the issue. In July 2003 the Company redeemed all outstanding shares of the issue.

LEVERAGE AND FINANCIAL POSITION

         Capital expenditures for the three months ended December 31, 2003 totaled $2.9 million.

         Including the results of all pending acquisitions operated as of December 31, 2003, the ratio of net long-term debt to trailing 12-month pro forma Adjusted EBITDA as of December 31, 2003 is approximately 5.3x.

ACQUISITIONS AND DISPOSITIONS

         On December 18, 2003, the Company completed the acquisition of two radio stations in Kansas City, Missouri from Syncom Radio Corporation and Allur-Kansas City, Inc. for 483,671 shares of the Company's Class A Common

Stock, $5.0 million in cash and a $10.0 million promissory note. The Company has the option and intends to repay the promissory note with shares of Company's Class A Common Stock.

NON-GAAP FINANCIAL MEASURES

         Cumulus Media Inc. utilizes certain financial measures that are not calculated in accordance with GAAP to assess financial performance and profitability. The non-GAAP financial measures used in this release are Station Operating Income, Adjusted EBITDA and Free Cash Flow. Station Operating Income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges. Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges. Free Cash Flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance/investment capital expenditures.

         Although Station Operating Income, Adjusted EBITDA and Free Cash Flow are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures that are widely used in the broadcasting industry to evaluate a radio company's operating performance. Further, we use these measures as the key measurements of operating efficiency, overall financial performance and profitability. More specifically, Station Operating Income measures the amount of income generated each period solely from the operations of the Company's stations that is available to be used to service debt, pay taxes, fund capital expenditures and fund acquisitions. Adjusted EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes, fund capital expenditures and fund acquisitions after the incurrence of corporate general and administrative expenses. Free Cash Flow measures the amount of income generated each period that is available and could be used to make future payments of contractual obligations, fund acquisitions or make discretionary repayments of debt, after the incurrence of station and corporate expenses, funding of capital expenditures, payment of LMA fees and debt service. Nevertheless, these measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. As these measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies.

FORWARD-LOOKING STATEMENTS

         Certain statements in this release, including statements relating to the integration of acquisitions and any earnings or revenue projections, are "forward-looking" statements, which are statements that relate to Cumulus Media Inc.'s future plans, revenues, station operating income, earnings, objectives, expectations, performance, and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.'s filings with the Securities and Exchange Commission, including Cumulus Media Inc.'s Form 10-K for the year ended December 31, 2002. Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.

         Cumulus Media Inc. is the second largest radio company in the United States based on station count. Giving effect to the completion of all announced pending acquisitions and divestitures, Cumulus Media Inc. will own and operate 294 radio stations in 59 mid-size and smaller U.S. media markets. The Company's headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus Media Inc. shares are traded on the NASDAQ National Market under the symbol: CMLS.

         Cumulus Media Inc. will host a teleconference later today at 5:00 p.m. Eastern Time to discuss fourth quarter results. To access this teleconference live, please visit the company's web site at www.cumulus.com or dial (484) 630-8922 for domestic and international callers. The pass code for the call is CUMULUS. Immediately after completion of the call, a replay can be accessed until 11:59 PM February 24, 2004. Domestic and international callers can access the replay by dialing (402) 220-9730.

         FOR FURTHER INFORMATION, PLEASE CONTACT: Marty Gausvik, (404) 949-0700

                               CUMULUS MEDIA INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                 Three Months      Three Months     Twelve Months     Twelve Months
                                                                     Ended             Ended             Ended             Ended
                                                                 December 31,      December 31,      December 31,      December 31,
                                                                     2003              2002              2003              2002
                                                                  ---------         ---------         ---------         ---------

Revenues                                                          $  82,014         $  77,925         $ 309,459         $ 278,320
  Less: agency commission                                            (7,103)           (7,172)          (27,488)          (25,723)
                                                                  ---------         ---------         ---------         ---------
      Net revenues                                                   74,911            70,753           281,971           252,597

Operating expenses:
  Station operating expenses, excluding depreciation,
      amortization and LMA fees                                      47,640            43,922           179,536           159,766
 Depreciation and amortization                                        5,121             3,332            19,445            16,865
 LMA fees                                                               383             1,051             1,591             1,368
 Corporate general and administrative (excluding non-
      cash stock compensation expense)                                3,393             3,263            13,374            13,710
 Non-cash stock compensation                                            272              (166)              490               171
 Restructuring charges (credits)                                        (66)              (40)             (334)             (971)
                                                                  ---------         ---------         ---------         ---------
      Total operating expenses                                       56,743            51,362           214,102           190,909
                                                                  ---------         ---------         ---------         ---------
      Operating income                                               18,168            19,391            67,869            61,688
                                                                  ---------         ---------         ---------         ---------

Nonoperating income (expense):
 Interest expense                                                    (5,098)           (8,077)          (22,586)          (31,705)
 Interest income                                                        101               517               602             2,479
 Loss on early extinguishments of debt                                   --            (2,824)          (15,243)           (9,115)
 Other income (expense), net                                           (668)              498              (923)            1,957
                                                                  ---------         ---------         ---------         ---------
      Total nonoperating expenses, net                               (5,665)           (9,886)          (38,150)          (36,384)
                                                                  ---------         ---------         ---------         ---------

      Income before income taxes                                     12,503             9,505            29,719            25,304
Income tax expense                                                   (7,606)           (3,703)          (24,678)          (76,357)
                                                                  ---------         ---------         ---------         ---------
  Income (loss) before the cumulative effect of a
    change in accounting principle, net of tax                        4,897             5,802             5,041           (51,053)
Cumulative effect of a change in accounting principle,
  net of tax                                                             --                --                --           (41,700)
                                                                  ---------         ---------         ---------         ---------
 Net income (loss)                                                    4,897             5,802             5,041           (92,753)
Preferred stock dividends and redemption premiums                        --             7,711             1,908            27,314
                                                                  ---------         ---------         ---------         ---------
 Net income (loss) attributable to common stockholders            $   4,897         $  (1,909)        $   3,133         $(120,067)
                                                                  =========         =========         =========         =========

BASIS INCOME (LOSS) PER COMMON SHARE
Income (loss) per common share before the
 cumulative effect of a change in accounting principle            $    0.07         $   (0.03)        $    0.05         $   (1.44)
  Cumulative effect of a change in accounting principle                  --                --                --             (0.76)
                                                                  ---------         ---------         ---------         ---------
 Income (loss) per common share                                   $    0.07         $   (0.03)        $    0.05         $   (2.20)
                                                                  =========         =========         =========         =========

DILUTED INCOME (LOSS) PER COMMON SHARE
Income (loss) per common share before the
 cumulative effect of a change in accounting principle            $    0.07         $   (0.03)        $    0.05         $   (1.44)
  Cumulative effect of a change in accounting principle                  --                --                --             (0.76)
                                                                  ---------         ---------         ---------         ---------
 Income (loss) per common share                                   $    0.07         $   (0.03)        $    0.05         $   (2.20)
                                                                  =========         =========         =========         =========

Weighted average basic common shares outstanding                     65,518            62,713            64,306            54,467
                                                                  =========         =========         =========         =========

Weighted average diluted common shares outstanding                   68,629            62,713            66,934            54,467
                                                                  =========         =========         =========         =========

       RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP COUNTERPARTS

         The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Station Operating Income and Adjusted EBITDA (dollars in thousands).


                                                Three Months       Three Months       Twelve Months       Twelve Months
                                                    Ended              Ended               Ended               Ended
                                                December 31,       December 31,        December 31,        December 31,
                                                    2003                2002                2003                2002
                                                 ---------           ---------           ---------           ---------

Operating income                                 $  18,168           $  19,391           $  67,869           $  61,688
   Non cash stock compensation                         272                (166)                490                 171
   Restructuring charges                               (66)                (40)               (334)               (971)
   LMA fees                                            383               1,051               1,591               1,368
   Depreciation and amortization                     5,121               3,332              19,445              16,865
                                                 ---------           ---------           ---------           ---------
Adjusted EBITDA                                  $  23,878           $  23,568           $  89,061           $  79,121
   Corporate general and administrative              3,393               3,263              13,374              13,710
                                                                     ---------           ---------           ---------
Station Operating Income                         $  27,271           $  26,831           $ 102,435           $  92,831
                                                 =========           =========           =========           =========

         The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Free Cash Flow (dollars in thousands).

                                                Three Months       Three Months      Twelve Months      Twelve Months
                                                    Ended              Ended              Ended              Ended
                                                December 31,       December 31,       December 31,       December 31,
                                                    2003               2002               2003               2002
                                                  --------           --------           --------           --------
Operating income                                  $ 18,168           $ 19,391           $ 67,869           $ 61,688
Add:
   Non cash stock compensation                         272               (166)               490                171
   Restructuring charges                               (66)               (40)              (334)              (971)
   Depreciation and amortization                     5,121              3,332             19,445             16,865

Less:
   Interest expense, net of interest income         (4,997)            (7,560)           (21,984)           (29,226)
   Capital expenditures                             (2,873)            (3,092)            (9,629)            (9,577)
   Income taxes paid                                    --                 --               (153)                --
   Preferred dividends                                  --               (487)              (658)           (12,294)
                                                  --------           --------           --------           --------
Free Cash Flow                                    $ 15,625           $ 11,378           $ 55,046           $ 26,656
                                                  ========           ========           ========           ========

                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                AND PRO FORMA RESULTS FOR THE THREE MONTHS ENDED
                                DECEMBER 31, 2003
                             (DOLLARS IN THOUSANDS)

                                        Historical                                      Pro Forma
                                           GAAP                Adjustments               Results
                                           ----                -----------               -------
Net Revenue                              $74,911               $  (659)(1)               $74,252
Station Operating Expenses               $47,640               $  (467)(2)               $47,173
Station Operating Income                 $27,271               $  (192)                  $27,079
Corporate Overhead                       $ 3,393                    --                   $ 3,393
Adjusted EBITDA                          $23,878               $  (192)                  $23,686

(1) Reflects the elimination of revenues from Broadcast Software International ($513) and from two stations serving Kansas City acquired on December 18, 2003 ($146).

(2) Reflects the elimination of operating expenses from Broadcast Software International ($367) and from two stations serving Kansas City acquired on December 18, 2003 ($100).



                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                AND PRO FORMA RESULTS FOR THE TWELVE MONTHS ENDED
                                DECEMBER 31, 2003
                             (DOLLARS IN THOUSANDS)


                                        Historical                                       Pro Forma
                                           GAAP                 Adjustments               Results
                                           ----                 -----------               -------
Net Revenue                              $281,971               $  2,544(3)               $284,515
Station Operating Expenses               $179,536               $  1,726(4)               $181,262
Station Operating Income                 $102,435               $    818                  $103,253
Corporate Overhead                       $ 13,374                     --                  $ 13,374
Adjusted EBITDA                          $ 89,061               $    818                  $ 89,879

(3) Reflects the addition of revenues related to stations acquired in Q3 2003 ($4,482), offset by the elimination of revenues from Broadcast Software International ($1,792) and from two stations serving Kansas City acquired on December 18, 2003 ($146).

(4) Reflects the addition of expenses related to stations acquired in Q3 2003 ($3,398), offset by the elimination of operating expenses from Broadcast Software International ($1,563) and from two stations serving Kansas City acquired on December 18, 2003 ($109).

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

                                                       DECEMBER 31, 2003       DECEMBER 31, 2003
                                                            ACTUAL                PRO FORMA(1)
                                                            ------                ------------

Cash and cash equivalents                                 $    6,720               $    6,720
                                                          ==========               ==========
Long-term debt, including current maturities:
   Bank Debt                                                 477,344                  477,909
                                                          ----------               ----------

Total Stockholders' equity                                   784,303                  784,303
                                                          ----------               ----------

       Total capitalization                               $1,261,647               $1,262,212
                                                          ==========               ==========

(1) Pro forma for cash borrowings needed to complete the pending acquisitions



Net Debt to TTM Pro Forma Adjusted EBITDA (2)                             5.3x


(2) Ratio calculated as (dollars in thousands):

         Funded debt as of December 31, 2003                                 $477,344
         Plus: Cash required to complete pending acquisitions operated
              at December 31, 2003                                              7,285
         Less: Cash balance as of December 31, 2003                            (6,720)
                                                                              -------
                  Net Debt as of December 31, 2003                            477,909

         Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA
                  (includes the results of all pending acquisitions)           89,879

         Ratio                                                                   5.3x

CUMULUS MEDIA INC.
2003 Quarterly Results
Station Operating Income Margin Composition Analysis
(dollars in thousands)

The following analysis of our market portfolio separates each market into one of six categories based upon trailing twelve month Station Operating Income performance for analytical purposes only. We believe this analytical distribution of our markets is helpful in assessing the portfolio's financial and operational development.

PRO FORMA FOR THE TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2003:

 STATION OPERATING INCOME                                             STATION OPERATING         AVG STATION OPERATING
 -------------------------                                            -----------------         ---------------------
         MARGIN %               # OF MARKETS           REVENUE               INCOME                  INCOME %
         --------               ------------           -------               -------                 --------

          > 35.0%                    26                 170,917               78,165                   45.7
      25.0% to 34.9%                 14                  51,353               16,199                   31.5
      20.0% to 24.9%                  3                   9,272                2,136                   23.0
      10.0% to 19.9%                  7                  20,845                2,997                   14.4
       0.0% to 9.9%                   3                   6,352                  292                    4.6
          < 0.0%                      2                   3,257                 (950)                 -29.2
                                     --                 -------              -------                  -----
         SUBTOTAL                    55                 261,996               98,839                   37.7
       Trade, Other                  --                  22,519                4,414                   19.6
                                                        -------              -------                   ----
          TOTALS                     55                 284,515              103,253                   36.3

PRO FORMA FOR THE TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2003:

 STATION OPERATING INCOME                                             STATION OPERATING         AVG STATION OPERATING
 -------------------------                                            -----------------         ---------------------
         MARGIN %               # OF MARKETS           REVENUE               INCOME                  INCOME %
         --------               ------------           -------               -------                 --------

          > 35.0%                    26                $171,109              $78,967                    46.2%
      25.0% to 34.9%                 14                  52,124               16,571                    31.8%
      20.0% to 24.9%                  4                  13,097                2,789                    21.3%
      10.0% to 19.9%                  7                  18,334                2,477                    13.5%
       0.0% to 9.9%                   2                   5,290                  417                     7.9%
          < 0.0%                      2                   3,231                 (730)                  (22.6%)
                                     --                --------             --------                  -------
         SUBTOTAL                    55                $263,185             $100,491                    38.2%
       Trade, Other                  --                  21,318                3,571                    16.8%
                                                       --------             --------                  -------
          TOTALS                     55                $284,503             $104,062                    36.6%


                                                             ACTIVITY FOR Q4 2003
 STATION OPERATING INCOME
 -------------------------       MARKETS           MARKETS           MARKETS          NET CHANGE           MARKETS
         MARGIN %               AT 9/30/03        MOVING OUT        MOVING IN         IN CATEGORY        AT 12/31/03
         --------               ----------        ----------        ---------         -----------        -----------

          > 35.0%                   26                0                  0                 --                  26
      25.0% to 34.9%                14                1                  1                 --                  14
      20.0% to 24.9%                 4                2                  1                 (1)                  3
      10.0% to 19.9%                 7                1                  1                 --                   7
       0.0% to 9.9%                  2                0                  1                  1                   3
          < 0.0%                     2                0                  0                 --                   2

           TOTAL                    55                4                  4                 --                  55